                                                                   Exhibit 10.23

                           WORKING CAPITAL AGREEMENT
                           -------------------------



     THIS WORKING CAPITAL AGREEMENT (the "Agreement") is entered into as of the 25th day of September, 1993 ("Effective Date"), between (i) HMH PROPERTIES, INC., a Delaware corporation with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (ii) MARRIOTT CORPORATION, a Delaware corporation with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (iii) MARRIOTT SBM TWO CORPORATION, a Delaware corporation with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (iv) MICHIGAN HOST, INC., a Delaware corporation with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (v) CITY CENTER HOTEL LIMITED PARTNERSHIP, a Minnesota limited partnership with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (vi) HOST OF BOSTON, LTD., a Massachusetts limited partnership with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817; (vii) HOST OF HOUSTON, LTD., a Texas limited partnership with an address c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817 (each of the foregoing shall be referred to as the "Owner", and they shall be collectively referred to as the "Owners"); and (viii) MARRIOTT HOTEL SERVICES, INC. ("Management Company"), a

Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                                R E C I T A L S

     A. Each of the Owners owns one or more of the hotels (the "Hotels") which are listed on Exhibit "A" hereto.

     B. The Owner of each of the Hotels has executed, either as of the date hereof or previously, a management agreement or operating lease (the "Management Agreement", and collectively, the "Management Agreements") with Management Company (or an Affiliate of Management Company) pursuant to which Management Company (or an Affiliate of Management Company) will manage that Hotel pursuant to the terms and conditions which are set forth in the Management Agreement.

     C. Pursuant to Section 7.01 of each of the Management Agreements, the "Owner" (as identified in such Management Agreement) is required to provide Management Company with the funds necessary to maintain Working Capital at certain levels.

     D. The Owners and Management Company have determined that it will be in the best interests of the Hotels for the cash component of the Working Capital at all of the Hotels to be aggregated together in a single "Cash Concentration System" (as defined below).

     E. With respect to the St. Louis Pavilion Hotel, Marriott Corporation (acting as one of the general partners of the Owner) is making the Initial Deposit on behalf of the Owner. Until it notifies Management Company to the contrary, Marriott Corporation will continue to act on behalf of the Owner of the St. Louis Pavilion Hotel with respect to the various rights and responsibilities described in this Agreement.

     F. As of the Effective Date, Marriott Corporation will be renamed "Host Marriott Corporation".

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

     1.01  Definition of Terms
           -------------------
     The following terms, when used in this Agreement, shall have the meanings indicated:

     "Affiliate" shall mean any individual or entity directly or indirectly
      ---------
through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     "Balance" shall have the meaning set forth in Section 2.05.
      -------

     "Cash Concentration System" shall mean all of the procedures described in
      -------------------------
Article II. A Hotel shall become a member of the Cash Concentration System by depositing into the Concentration Account the amounts described in Section
2.02. A Hotel shall remain in the Cash Concentration System until the occurrence of a Deconsolidation Event with respect to that Hotel. As a member of the Cash Concentration System, each Hotel shall be entitled to withdraw from the Disbursement Account the amounts described in Section 2.03.

     "Concentration Account" shall mean that certain account, which shall be
      ---------------------
opened by Management Company pursuant to Section 2.01, into which will be deposited the amounts described in Section 2.02.

     "Deconsolidation" shall mean the withdrawal of a given Hotel from the Cash
      ---------------
Concentration System.

     "Deconsolidation Event" shall mean any event which, under the provisions of
      ---------------------
Article III, causes a Deconsolidation to occur.

     "Concentration Bank" shall mean the bank at which the Concentration Account
      ------------------
is, from time to time, being maintained.

     "Disbursement Account" shall mean that certain bank account from which the
      --------------------
disbursements described in Section 2.03 shall be made.

     "Disbursement Bank" shall mean the bank at which the Disbursement Account
      -----------------
is, from time to time, being maintained.

     "Effective Date" shall have the meaning set forth in the Preamble hereto.
      --------------

     "Financing Transaction" shall mean any transaction in which the Owner of a
      ---------------------
given Hotel obtains a Secured Loan.

     "Hotel" shall mean each of the hotels listed on Exhibit "A" hereto, but
      -----
only for so long as such hotel has not had a Deconsolidation Event.

     "Initial Deposit" shall mean that amount, with respect to each Hotel, which
      ---------------
is set forth on Exhibit "A" hereto.

     "Maximum Concentration Balance" shall have the meaning set forth in Section
      -----------------------------
2.04.

     "Minimum Concentration Balance" shall have the meaning set forth in Section
      -----------------------------
2.04.

     "Transfer Notice" shall have the meaning set forth in Section 2.03.
      ---------------

     "Working Capital" shall mean assets which are used in the day-to-day
      ---------------
operation of the Hotel's business, including, without limitation, amounts kept in petty cash funds, amounts deposited in operating bank accounts, receivables, prepaid expenses and funds expended to purchase Inventories, less accounts payable and accrued current liabilities.

     1.02  Other Defined Terms
           -------------------
     Any capitalized term which is not specifically defined in this Agreement shall have the meaning set forth in the Management Agreement.

                               END OF ARTICLE I

                                  ARTICLE II

                           CASH CONCENTRATION SYSTEM
                           -------------------------

     2.01  Accounts
           --------
     Management Company will open and maintain, in its name, the Concentration Account and the Disbursement Account. The Concentration Account and the Disbursement Account will each be opened at a bank designated by Management Company and approved (such approval not to be unreasonably withheld) by each of the Owners. As of the Effective Date, it is anticipated that the Concentration Account will be opened at Mellon Bank, and the Disbursement Account will be opened at Citibank; however, Management Company reserves the right to transfer either the Concentration Account or the Disbursement Account to a different bank or banks, from time to time, subject to the approval of the Owners as described in the preceding sentence.

     2.02  Deposits
           --------
     A. As of the Effective Date, each Owner will deposit into the Concentration Account, with respect to each Hotel which is owned by such Owner, the Initial Deposit. Thereafter, Management Company shall deposit into the Concentration Account, with respect to each of the Hotels, the sum of the following: (i) collections of pre-Effective-Date receivables; and (ii) the cash component of all Gross Revenues (including, without limitation, collections of post-Effective-Date receivables) derived from the operation of such Hotel.

     B. All interest which accrues on any funds deposited in the Concentration Account shall be retained in the Concentration Account, to be used as additional Working Capital for all of the Hotels. Subject to the cash management policies described in Section 2.04, such interest shall be distributed to the respective Owners of each of the Hotels approximately once a year.

     2.03  Disbursements
           -------------
     A. Expenditures by Management Company with respect to each Hotel for all purposes which are authorized by and are in accordance with the Management Agreement for such Hotel, including expenditures arising from periods prior to the Effective Date, shall be made by checks or wire transfers drawn on the Disbursement Account. Withdrawals from the Disbursement Account shall be made only by representatives of Management Company who have been designated by Management Company as having such withdrawal authority (as set forth in a notice from Management Company to Owner). The Disbursement Bank will be authorized and instructed to send a notice (the "Transfer Notice") to the Concentration Bank at appropriate intervals (which are expected to be once every business day). The Transfer Notice will set forth the amount necessary to be transferred into the Disbursement Account to cover checks written on the Disbursement Account. The Concentration Bank will be authorized and instructed to transfer from the Concentration Account into the Disbursement Account, within an appropriate time period after the receipt of each Transfer Notice, the amount set forth in each such Transfer Notice, in order to cover such checks. The Disbursement Bank shall be authorized and instructed to maintain the balance in the Disbursement Account at zero, or as close thereto as is reasonably practicable.

     B. If Management Company so elects, various expenditures and/or transfers of funds (e.g., the transfer to the Owner of any Owner's Distribution and the payment to Management Company of the Management Fees), which are authorized under the respective Management Agreement for each Hotel, may be implemented by direct payment from the Concentration Account, rather than payment from the Disbursement Account.

     C. Service charges imposed by the bank or banks which participate in the Cash Concentration System shall be deducted from the funds deposited at such bank or banks, and shall be accounted for as Deductions under the respective Management Agreements for each of the Hotels.

     2.04  Cash Management Policies
           ------------------------
     A. Management Company and the respective Owners of the Hotels will consult together on a regular basis and will establish (exercising reasonable judgment) mutually acceptable cash management policies regarding the Concentration Account and the Disbursement Account. Among other things, the cash management policies will address the issue of short-term investment of the funds in the Concentration Account. As a part of the establishment of such cash management policies, Management Company shall establish and periodically adjust (subject to the approval of each of the Owners, such approval not to be unreasonably withheld) the appropriate minimum balance ("Minimum Concentration Balance") which should be maintained in the Concentration Account, as well as the maximum balance ("Maximum Concentration Balance") which should be maintained in the Concentration Account. The Minimum Concentration Balance and the Maximum Concentration Balance shall each be consistent with the cash management requirements of other full-service hotels in the Marriott Hotel System and shall take into account (with respect to each Hotel, and with respect to all of the Hotels collectively) such Hotel's size, its operational and economic performance, and any seasonal fluctuations in cash needs.

     B. If, from time to time, the balance in the Concentration Account is regularly falling below the Minimum Concentration Balance, Management Company shall identify which Hotel or Hotels are experiencing cash needs which are higher than previously expected. The Owner or Owners of such Hotel or Hotels shall, within thirty (30) days after receipt of a notice from Management Company, arrange for additional funds, in the amount set forth in Management Company's notice, to be deposited into the Concentration Account. Such additional funds shall be accounted for as Working Capital (i.e., a capital asset) provided by such

Owner(s) pursuant to Section 7.01 of the respective Management Agreement.

     C. If, from time to time, the balance in the Concentration Account is regularly above the Maximum Concentration Balance, Management Company shall identify which Hotel or Hotels are contributing cash in excess of their respective operating needs to the Concentration Account. Management Company shall promptly pay to the Owner(s) of such Hotel(s) the amount of such excess, which shall be accounted for as a return of excess Working Capital to such Owner(s) pursuant to Section 7.01 of the respective Management Agreement.

     D. During the period of time during which each Hotel is a member of the Cash Concentration System, Management Company agrees that the interim distributions of Owner's Distribution which are described in the last sentence of Section 5.02 A of the Management Agreement which is applicable to such Hotel shall (notwithstanding the provisions of said Section 5.02 A regarding the frequency of such distributions) be made twice per Accounting Period, rather than once per Accounting Period. The first interim distribution (in the amount of one-half of the estimated Owner's Distribution for each Accounting Period) shall be made by no later than the twentieth (20th) day after the beginning of such Accounting Period. The second interim distribution (in the amount of the remainder of such Owner's Distribution) with respect to such Accounting Period shall be made by no later than the fifth (5th) day after the end of such Accounting Period. In addition, there will be an adjustment (if necessary) of these interim distributions as of the delivery of the Accounting Period Statement with respect to such Accounting Period. The foregoing shall have no effect on the frequency of the preparation of Accounting Period Statements, which shall continue to be as set forth in
Section 5.02 of the Management Agreement.

     E. Operating Losses (if any) at any of the Hotels shall be funded as set forth in the Management Agreement for such Hotel.

     2.05  Balances
           --------
     Management Company will maintain an accounting of each Hotel's balance (the "Balance") in the Concentration Account. The Balance with respect to each Hotel will be the cumulative total through the date in question of the following: (i) the Initial Deposit; (ii) all collections of pre-Effective-Date receivables with respect to such Hotel; (iii) if applicable, any additional deposit pursuant to
Section 2.04 B or Section 2.06 which has been made into the Concentration Account; (iv) all deposits into the Concentration Account of the cash component of Gross Revenues (including, without limitation, collections of post-Effective-Date receivables) derived from the operation of such Hotel; (v) any interest which has accrued in accordance with Section 2.02 B, other than interest which has previously been distributed to the Owner of such Hotel under said Section 2.02 B; less (vi) all withdrawals made by Management Company from
                     ----
the Disbursement Account with respect to such Hotel pursuant to Section 2.03;
and

(vii) all other withdrawals from the Concentration Account by Management Company which are authorized by the respective Management Agreement.

     2.06  Overdrafts
           ----------
     The Owner of each Hotel agrees that if the Concentration Account ever becomes overdrawn, each Owner will, within thirty (30) days after the date on which the Concentration Account became overdrawn, deposit in the Concentration Account its portion (such allocation, as between the Hotels, to be determined by Management Company) of the total amount necessary to restore the Concentration Account to at least the sum of all the Initial Deposits (plus such additional amount as Management Company reasonably determines is necessary for the continued proper cash management of the Hotels).

                               END OF ARTICLE II

                                  ARTICLE III

                                DECONSOLIDATION
                                ---------------

     3.01  Deconsolidation Events
           ----------------------
     Each of the following shall be a Deconsolidation Event with respect to the Hotel in question: (i) the Sale of the Hotel; (ii) any funding under a Financing Transaction with respect to the Hotel; and (iii) at Management Company's election, a failure to comply with the provisions of Section 2.04 B or
Section 2.06 of this Agreement. Notwithstanding the foregoing, if, in the case of a Financing Transaction, consent is given to such Hotel remaining as a member of the Cash Concentration System by the Holder, then such Hotel will remain such a member after such Deconsolidation Event, until such time as (a) such consent is withdrawn, or (b) a subsequent Deconsolidation Event occurs with respect to such Hotel.

     3.02  Actions to be Taken Upon Deconsolidation
           ----------------------------------------
     Upon any Deconsolidation with respect to any Hotel, such Hotel shall no longer have any withdrawal privileges from the Disbursement Account, nor shall such Hotel otherwise participate as a member of the Cash Concentration System. In addition, one of the following (whichever is applicable) will be implemented: (i) the Concentration Bank shall be authorized and instructed to withdraw from the Concentration Account the amount of any positive Balance with respect to such Hotel, as of the date of

Deconsolidation, and to pay such Balance to the Owner of such Hotel; or (ii) the Owner of such Hotel shall, as of the date of Deconsolidation, pay into the Concentration Account the amount of any negative Balance with respect to such Hotel.

                              END OF ARTICLE III

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     4.01  Conflict with Management Agreement
           ----------------------------------
     Except as specifically set forth in Section 2.04 D regarding the frequency of interim distributions of Owner's Distribution, nothing in this Agreement is intended to amend or modify any of the terms and provisions of any of the Management Agreements. In the event of a conflict (other than the aforesaid
Section 2.04 D) between the terms and conditions of this Agreement and those of any one or more of the Management Agreements, the terms and conditions of such Management Agreements shall prevail.

     4.02  Ownership of Accounts
           ---------------------
     Notwithstanding the fact that only employees of Management Company will be authorized to make withdrawals from the Concentration Account or the Disbursement Account, the Balance attributed to each Hotel shall be the property of the Owner of that Hotel.

     4.03  Defaults
           --------
     Any default by any party pursuant to the terms and provisions of this Agreement shall be deemed to be a Default under the Management Agreement applicable to the Hotel in question.

     4.04  New Hotels
           ----------
     Additional hotels (other than those listed on Exhibit "A"), which are managed by Management Company or one of its Affiliates, and owned by Host Marriott Corporation or one of its Affiliates, may become members of the Cash Concentration System, if Management Company and the owners of such hotels so decide. Each such decision to enter the Cash Concentration System will be implemented by Management Company and the owner of the hotel in question each signing a counterpart copy of this Agreement. Each such counterpart shall be deemed to be incorporated into this Agreement, and the signatories to such counterpart shall become parties to this Agreement, regardless of whether or not all parties to this Agreement sign such counterpart.

     4.05  Notices
           -------
     Any notices given by any party to this Agreement to any other party shall be given in accordance with Section 20.09 of the Management Agreement.

                               END OF ARTICLE IV

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year written above.


Attest:                       HMH PROPERTIES, INC.


By: /s/ Pamela J. Murch       By: /s/ Christopher G. Townsend
   --------------------          ----------------------------


Attest:                       MARRIOTT CORPORATION


By: /s/ Pamela J. Murch       By: /s/ Stephen J. McKenna
   --------------------          -----------------------


Attest:                       MARRIOTT SBM TWO CORPORATION


By: /s/ Pamela J. Murch       By: /s/ Christopher G. Townsend
   --------------------          ----------------------------


Attest:                       MICHIGAN HOST, INC.


By: /s/ Pamela J. Murch       By: /s/ Christopher G. Townsend
   --------------------          ----------------------------


Attest:                       CITY CENTER HOTEL LIMITED
                                    PARTNERSHIP

                              By:  MARRIOTT CORPORATION,
                                   General Partner


By: /s/ Pamela J. Murch       By: /s/ Stephen J. McKenna
   --------------------          -----------------------



                 (signatures are continued on following page)

Attest:                       HOST OF BOSTON, LTD.

                              By:  HOST INTERNATIONAL, INC.,
                                   General Partner


By: /s/ Pamela J. Murch       By: /s/ Christopher G. Townsend
   --------------------          ----------------------------



Attest:                       HOST OF HOUSTON, LTD.

                                    By:  HOST INTERNATIONAL, INC.,
                                         General Partner


By: /s/ Pamela J. Murch       By: /s/ Christopher G. Townsend
   --------------------          ----------------------------


Attest:                       MARRIOTT HOTEL SERVICES, INC.


By: /s/ Peter J. Swift        By: /s/ James Sullivan
   -------------------           -------------------

                                                                     EXHIBIT "A"
                                                                     -----------

================================================================================
                       INITIAL DEPOSIT              OWNER OF HOTEL
        HOTEL            (in dollars)        (on and after Effective Date)
- --------------------------------------------------------------------------------
Tampa Airport          100,000           Host of Boston, Ltd.

Houston Airport        100,000           Host of Houston, Ltd.

Denver West             50,000           HMH Properties, Inc.

Newark                  50,000           HMH Properties, Inc.

Detroit                100,000           Michigan Host, Inc.

Atlanta Peachtree       50,000           HMH Properties, Inc.

Nashua                  75,000           Marriott Corporation

Romulus                100,000           Marriott Corporation

Rocky Hill             150,000           HMH Properties, Inc.

Atlanta Lenox          300,000           Marriott Corporation

Deerfield               75,000           Marriott SBM Two Corporation

Newport Beach          300,000           HMH Properties, Inc.

Dulles                  50,000           Marriott Corporation

Kansas City             50,000           HMH Properties, Inc.

Miami                  600,000           HMH Properties, Inc.

Bethesda               200,000           HMH Properties, Inc.

Atlanta Perimeter      150,000           HMH Properties, Inc.

Minneapolis            200,000           City Center Hotel Limited Partnership

St. Louis Pavilion     300,000           One Broadway Hotel Venture*

El Paso                100,000           Marriott Corporation

Washingtonian          200,000           HMH Properties, Inc.

     TOTAL          $3,300,000
================================================================================

* The Initial Deposit with respect to St. Louis Pavilion is being made by Marriott Corporation, in its capacity as one of the general partners of One Broadway Hotel Venture.